Exhibit 99.1

OMNIQ Announces the Closing of the Acquisition of Additional 23% of Dangot Computers Increasing its Ownership to 100%

● OMNIQ acquired 51% on July 1st, 2021.

● OMNIQ exercised its option to acquire the rest of the shares by acquiring an additional 26% effective October 1st 2021 and an additional 23 % effective April 1, 2022, making Dangot Computers (Dangot), a fully owned (100%) subsidiary of OMNIQ.

● Dangot is a profitable prominent player in the field of automation and frictionless equipment for multiple verticals like healthcare, retail, restaurants, and warehouse automation.

● Synergy between OMNIQ and Dangot already generated joint projects with OMNIQ’s AI technology and Dangot’s automation sophisticated solutions.

● Consolidated Revenue of OMNIQ with Dangot achieved $24.9M in the Q4 of 2021 marking the $100 Million run rate milestone.

● OMNIQ’s Fortune 500 customers are a significant market opportunity for Dangot’s innovative solutions, focused, among others, on the Food & Drug, Medical, Retail and the Transportation & Logistics, industries.

● According to the option OMNIQ paid the amount of $3.5 Million for the additional 23% of Dangot’s shares.

● Acquisition financed by working capital and a straight loan (no equity ingredient) from a commercial Bank.

SALT LAKE CITY, April 5, 2022 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ :OMQS) (OMNIQ” or the “Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, has acquired additional 23% of Dangot Computers Ltd making it a fully owned (100%) subsidiary, effective April 1st , 2022. The Company has paid $3,518,000 in consideration for the exercise of which $3.1M was financed from a combination of short and long term loans.

Dangot is a profitable, prominent player in the field of automation and frictionless equipment. Its systems have gained an excellent reputation and significant market share in the demanding Israeli market, providing innovative solutions globally for multiple vertical markets including healthcare, retail, restaurants, and warehouse automation.

Dangot’s stand-alone revenue for fiscal year 2021 was approximately $40 Million with approximately $2M in profit before taxes.

Recently OMNIQ announced some of Dangot’s achievements:

● On March 22, 2022, OMNIQ Announced A Purchase Order to Supply Smart Digital Pricing System to 42 Branches of a Dynamic Supermarket Chain in Israel

● On March 14, 2022, OMNIQ Announced the rollout of 1,000 Units of a “Smart Buy and Go” (SBG) Solution for a Supermarket Chain; Plans to Soon Offer SBG to its Fortune 500 Customers Operating in an Industry Estimated to be $1.0 Trillion

● On December 3, 2021, A joint OMNIQ-Dangot project: OMNIQ Receives Approximately $1 Million Order for Smart Kiosks in the US

Shai Lustgarten, Chief Executive Officer of OMNIQ, stated, “Our momentum continues to grow at an astounding pace since the acquisition of Dangot, when we first announced the acquisition, we stated that the combined annual sales created a consolidated $91M company, As it stands now, I am more than pleased to say, our annualized revenue has exceeded $100 million dollars in a mere nine months. Moreover, we are already performing joint projects in Israel and the US and feel that we expect to have many more soon. Dangot’s innovative product offerings fit OMNIQ’s target markets, and as such will be leveraged by our strong sales team in the US market. At the same time, we can accelerate merging our AI products into the supply chain customers served by both companies. Our enterprise customers stand to gain from having access to these cutting-edge solutions that fill in gaps where current technology falls short.”

About OMNIQ Corp.

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

Koko Kimball

omniQ

(385) 758-9241

IR@omniq.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com